UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On October 8, 2012, the Board of Directors of MRV Communications, Inc. (the “Company”), approved an Employment Agreement (the “Agreement”) for Stephen Garcia, the Company’s Chief Financial Officer. The agreement is dated October 10, 2012 and is effective as of October 1, 2012. Mr. Garcia had previously been engaged as the Company’s Chief Financial Officer through the consulting firm, Avant Advisory Group, LLC (“Avant”).

The Agreement provides for a base salary of $265,000 on an annual basis, and the opportunity for Mr. Garcia to participate in an incentive plan for 2013 with a target bonus of 60% of his annual base salary, severance pay equal to continuation of six months base salary plus health insurance benefits in the event Mr. Garcia is terminated without “cause” by the Company or Mr. Garcia terminates his employment for “good reason” (as those terms are defined in the Agreement).  The severance pay is accelerated and paid in a lump sum and an additional six months health insurance benefits are available if Mr. Garcia is terminated within an 18 month period after a change of control event occurs. Further, any unvested equity awards held by Mr. Garcia would accelerate and vest in full upon his termination within the change of control period. The Agreement also contains other customary provisions, including among other things, requirements to provide a general release and transition assistance upon termination, and provisions related to confidentiality, non-solicitation, non-competition and non-disparagement. In addition, Avant waived any termination or placement fees that may have otherwise been due with respect to the hire of Mr. Garcia, and the consulting fees charged by Avant to the Company with respect to Mr. Garcia’s services will be eliminated beginning on October 1, 2012.

The foregoing description of the Agreement is not complete and is qualified in its entirety by the full text of the agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 8.01               Other Events

On October 11, 2012, the Company is holding its Annual Meeting of Stockholders, and its Chairman and management are providing a presentation to stockholders at the conclusion of the meeting. The slide materials for the presentations are attached hereto as Exhibit 99.1. The Company does not assume any obligation to update such information included in the slide presentation materials in the future.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit 10.1	Employment Agreement, dated October 1, 2012, by and between the Company and Stephen Garcia
Exhibit 99.1	Presentation materials for Annual Meeting of Stockholders on October 11, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 11, 2012

MRV COMMUNICATIONS, INC.

By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
VP, General Counsel and Secretary